                                                                    EXHIBIT 10.8




                   NONCOMPETITION AND CORPORATE OPPORTUNITIES
                              ALLOCATION AGREEMENT


         THIS NONCOMPETITION AND CORPORATE OPPORTUNITIES ALLOCATION AGREEMENT (this "Agreement") is made as of the ___ day of ________ 1997 between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation ("SAIC") and NETWORK SOLUTIONS, INC., a Delaware corporation ("NSI").

                                    RECITALS

         A. SAIC. SAIC is an existing corporation duly organized and in good standing under the laws of the State of Delaware with its principal executive offices located in San Diego, California.

         B. NSI. NSI is an existing corporation duly organized and in good standing under the laws of the State of Delaware with its principal executive offices located in Herndon, Virginia. NSI is currently engaged in the Commercial Domain Name Registration Business (as defined herein) on a world-wide basis.

         C. Corporate Approvals. Each of the parties to this Agreement has obtained all necessary corporate approvals for the execution and delivery of this Agreement.

         D. SAIC/NSI Transactions. SAIC currently owns 100% of the outstanding common stock of NSI. NSI is currently considering an initial public offering of ________________ shares of its common stock, $.001 par value per share.

         E. Related Agreements. Concurrently with the execution and delivery of this Agreement, SAIC and NSI have entered into (1) a Tax Sharing Agreement of even date herewith (the "Tax Sharing Agreement") and (2) a Corporate Services Agreement of even date herewith (the "Corporate Services Agreement"). The Tax Sharing Agreement and the Corporate Services Agreement are herein collectively referred to as the "Related Agreements."

         F. Noncompetition. In anticipation that NSI will cease to be a wholly-owned subsidiary of SAIC, but that SAIC will remain a stockholder of NSI, and in anticipation that NSI and SAIC may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, SAIC and NSI are willing to enter into this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of their mutual promises and obligations herein contained, intending to be legally bound, the parties do hereby agree as follows:

                            ARTICLE 1 - DEFINITIONS

         1.1 "Affiliate" means any entity as to which SAIC shall control more than 50% of the outstanding voting power for the election of directors (or similar officials) of any entity, other than NSI.

         1.2 "Commercial Domain Name Registration Business" shall mean the Internet registration of domain names within the .com, .org, .net, .gov and
 .edu top level domains. The Commercial Domain Name Registration Business shall specifically not include the Intranet Services Business, the Directory Services Business or any Internet enabling services, and it shall specifically not include the Internet registration of domain names within other top level domains, whether currently existing or not, such as the .mil top level domain.

         1.3 "Directory Services Business" shall mean services for searching for, retrieving, sending, accessing and distributing information through the use of the Internet.

         1.4 "Intranet Services Business" shall mean consulting and systems integration services, including IP re-engineering, network design, engineering and integration, network and systems management and network and system security.

         1.5 "NSI" shall mean NSI and all corporations, partnerships, joint ventures, associations and other entities in which NSI beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests.

         1.6 "Related Entities" means one or more corporations, partnerships, joint ventures, associations or other organizations in which one or more of the directors of NSI have a direct or indirect financial interest.

         1.7 "SAIC" shall mean SAIC and all corporations, partnerships, joint ventures, associations and other entities (other than NSI) in which SAIC beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests.

              ARTICLE 2 - COMPETITION AND CORPORATE OPPORTUNITIES

         2.1 Noncompetition by SAIC. In anticipation that NSI will cease to be a wholly-owned subsidiary of SAIC, but that SAIC will remain a stockholder of NSI, SAIC agrees that neither SAIC nor any Affiliate will directly or indirectly compete with NSI or otherwise engage in the Commercial Domain Name Registration Business in any jurisdiction in any country worldwide. The parties acknowledge and agree that the time and scope of the covenants set forth in this Section 2.1 are reasonable in light of the nature and operation of the Internet and the business, operations and prospects of the Commercial Domain Name Registration Business.

         2.2 SAIC Determination Binding. The good faith determination of SAIC as to the scope of the Commercial Domain Name Registration Business shall be conclusive and binding for all purposes.

         2.3 Other Corporate Opportunities. As to any other corporate opportunities outside the scope of the Commercial Domain Name Registration Business, including, without limitation, the Intranet Services Business, which may be presented to NSI, SAIC or any Affiliate, each party shall be entitled to pursue such opportunity based upon its evaluation of the best interests of its stockholders and shall have no obligation to offer such opportunity to the other parties. Notwithstanding the foregoing, the parties recognize the benefits derived from their prior cooperation in the Intranet Services Business and other areas and nothing herein is intended to discourage or inhibit such cooperation in the future.

                        ARTICLE 3 - TERM AND TERMINATION

         3.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue for five years thereafter, unless terminated earlier pursuant to Section 3.2 or extended by the mutual agreement of the parties.

         3.2 Termination. Either party shall have the right to terminate this Agreement if SAIC ceases to beneficially own Common Stock representing at least 20% of the number of outstanding shares of Common Stock of NSI.

                       ARTICLE 4 - RESOLUTION OF DISPUTES

         4.1 Arbitration. Any controversy or claim between SAIC and NSI arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, will, at the request of any party seeking relief be determined by arbitration conducted in San Diego, California.

         (a) The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). The award rendered by the arbitrator(s) shall set forth findings of facts and conclusions of law and shall be final, and the judgment may be entered in any court having jurisdiction thereof. A failure by the arbitrator(s) to make findings of fact and conclusions of law shall be grounds for overturning the award. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (b) In any arbitration proceeding, the arbitrator(s) is (are) authorized to apportion costs and expenses, including investigation, legal and other expenses, which will include, if applicable, a reasonable estimate of allocated costs and expenses of in-house legal counsel and legal staff. Such costs and expenses are to be awarded only after the conclusion of the arbitration and will not be advanced during the course of such arbitration.

                      ARTICLE 5 - MISCELLANEOUS PROVISIONS

         5.1 Remedies for Breach. Both parties recognize that any breach of this Agreement hereof at any time could result in irreparable damage to NSI in an amount difficult to ascertain. Accordingly, in addition to any other relief to which NSI may be entitled, NSI shall be entitled, if it so elects to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for such breach of this Agreement, to enforce the specific performance of the terms and conditions of this Agreement by SAIC or an Affiliate.

         5.2 Severable Promises. The parties hereto intend that the covenants set forth in Section 2.1 hereof shall be construed as a series of separate promises, each promise for each jurisdiction to which this Agreement may apply. Except for such geographic coverage, each such separate promise shall be deemed identical in terms. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Agreement shall be adjudicated to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

         5.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflicts of laws.

         5.4 Notices. Any notice permitted or required by this Agreement shall be deemed given when sent by personal service, by certified or registered mail return receipt requested, postage prepaid, by facsimile transmission or by overnight delivery by a nationally recognized courier and addressed as follows: if to NSI, to 505 Huntmar Park Drive, Herndon, Virginia 20170, attention: Chief Financial Officer, fax: (703) 742-3386; and, if to SAIC, to 10260 Campus Point Drive, San Diego, California 92121, attention: Douglas E. Scott, Esq., fax:
(619) 535-7992. Actual receipt of notice or other communication shall overcome any deficiency in manner of delivery thereof.

         5.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement, shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument.

         5.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties.

         5.7 Amendments. This Agreement may be changed, amended, modified, or rescinded only by an instrument in writing signed by the party (which, in the case of NSI, shall require the approval of a majority of the independent directors) against which enforcement of such change, amendment, modification or rescission is sought.

         5.8 Waivers. The provisions of this Agreement may be waived only by a written instrument executed by the party so waiving (which, in the case of NSI, shall require the approval of a majority of the independent directors). Except as expressly set forth the failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other provision of this Agreement.

         5.9 Relationship. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

         5.10 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that no obligation under this Agreement may be delegated, nor may this Agreement be assigned, without the prior written consent of SAIC. Any such purported assignment of this Agreement without the prior written consent of SAIC shall be void and without effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                      SCIENCE APPLICATIONS
                      INTERNATIONAL CORPORATION


                      By:
                          ---------------------------------

                      Its:
                           --------------------------------

                      NETWORK SOLUTIONS, INC.


                      By:
                          ---------------------------------

                      Its:
                           --------------------------------